                                                   Conformed Copy

================================================================================

                           BLACK HILLS CORPORATION

                                      TO

                     MANUFACTURERS HANOVER TRUST COMPANY,


                                                As Trustee

                                  ----------

                                 TWENTY THIRD
                            SUPPLEMENTAL INDENTURE


                        Dated as of September 1, 1986

                                  ----------

                  Supplemental to Indenture of Mortgage and Deed of Trust Dated as of September 1, 1941


          First Mortgage Bonds, Series X, 8.375%, Due October 1, 1998

================================================================================

         TWENTY THIRD SUPPLEMENTAL INDENTURE, dated as of the 1st day of September, 1986, between Black Hills Corporation (which was formerly named Black Hills Power and Light Company and which now operates its electric utility division under the assumed name of Black Hills Power and Light Company), a corporation organized and existing under the laws of the State of South Dakota (hereinafter called the "Company"), party of the first part, and Manufacturers Hanover Trust Company, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter mentioned (hereinafter called the "Trustee"), party of the second part.

         WHEREAS, in order to secure an authorized issue of First Mortgage Bonds of the Company, the Company has executed and delivered an Indenture of Mortgage and Deed of Trust to Central Hanover Bank and Trust Company (subsequently known as The Hanover Bank), as Trustee, dated September 1, 1941, hereinafter referred to as the "Original Indenture", and has also executed and delivered to said Trustee and to Manufacturers Hanover Trust Company (which on September 8, 1961 became the Trustee under the Original Indenture, as theretofore supplemented and amended, by virtue of the merger of said The Hanover Bank into Manufacturers Trust Company, under said name Manufacturers Hanover Trust Company), as Trustee, various Supplemental Indentures supplementing and/or modifying the Original Indenture, respectively dated as follows:

          First Supplemental Indenture ..............July 15, 1945
          Second Supplemental Indenture .............January 15, 1948
          Third Supplemental Indenture ..............January 15, 1949
          Fourth Supplemental Indenture .............March 1, 1950
          Fifth Supplemental Indenture ..............March 1, 1952
          Sixth Supplemental Indenture ..............July 1, 1956
          Seventh Supplemental Indenture   ..........May 1, 1957
          Eighth Supplemental Indenture .............May 1, 1959
          Ninth Supplemental Indenture ..............April 1, 1960
          Tenth Supplemental Indenture ..............August 1, 1960
          Eleventh Supplemental Indenture ...........June 1, 1961
          Twelfth Supplemental Indenture ............October 1, 1962
          Thirteenth Supplemental Indenture .........May 1, 1963
          Fourteenth Supplemental Indenture .........June 1, 1969

           Fifteenth Supplemental Indenture ........June 15, 1974
           Sixteenth Supplemental Indenture ........August 1, 1974
           Seventeenth Supplemental Indenture ......July 15, 1975
           Eighteenth Supplemental Indenture .......May 1, 1976
           Nineteenth Supplemental Indenture .......February 15, 1977
           Twentieth Supplemental Indenture ........April 1, 1977
           Twenty First Supplemental Indenture .....June 1, 1977
           Twenty Second Supplemental Indenture ....July 14, 1982


and the Company also executed and delivered to said The Hanover Bank, as Trustee, Subordination Agreements dated December 29, 1950 and September 19, 1955 also supplementing the Original Indenture, which, as supplemented and amended by said twenty-two Supplemental Indentures and said Subordination Agreements, is hereinafter referred to as the "Indenture"; and

         WHEREAS, pursuant to the provisions of the Indenture, First Mortgage Bonds have been duly issued and are presently outstanding and secured by the Indenture as follows:


                                                       Principal Amount
                               Series                     Outstanding
                               ------                  ----------------
           Series H, 5-1/4%, due May 15, 1987....         $   638,000
           Series I, 5-1/8%, due May 1, 1989.....             870,000
           Series J, 5-3/4%, due April 1, 1990...             875,000
           Series K, 5-5/8%, due August 1, 1990..             875,000
           Series L, 5-3/8%, due June 1, 1991....             880,000
           Series M, 5%, due October 1, 1992.....             880,000
           Series N, 4-3/4%, due May 1, 1993.....             889,000
           Series O, 8.05%, due June 1, 1999.....           4,915,000
           Series P, 10.75%, due August 1, 2004..           5,790,000
           Series R, 6-5/8%, due April 1, 2007...           5,8S0,000
           Series S, 6-5/8%, due April 1, 2007...           2,050,000
           Series T, 6-5/8%, due April 1, 2007...           1,000,000
           Series U, 6-5/8%, due April 1, 2007...           1,000,000
           Series V, 6.85%, due June 1, 2007.....           1,550,000
           Series W, 6.85%, due June 1, 2007.....           2,850,000
                                                          -----------
                                                          $30,972,000
                                                          ===========

; and

         WHEREAS, the Company has acquired certain property not heretofore specifically described under the Indenture and it desires, to specifically describe such property; and

         WHEREAS, as permitted by the Indenture the Company by resolutions of its Board of Directors duly adopted, has determined to create a new series of bonds to be known as its "First Mortgage Bonds, Series X, 8.375%, due October 1, 1998" (herein called "Bonds of Series X"), to be initially authenticated and delivered in the aggregate principal amount of $6,000,000, in the form, having the characteristics and being entitled to the benefits as in this Supplemental Indenture provided; and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Indenture, and particularly the provisions contained in Articles Two and Seventeen thereof, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Twenty Third Supplemental Indenture in the form hereof (herein sometimes referred to as "this Supplemental Indenture") for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

        NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, in order to better secure the payment both of the principal of and interest on all Bonds issued under the Indenture and that may be issued under this or any other indentures supplemental thereto, according to their tenor and effect, and the performance by the Company of all the covenants and conditions herein and therein contained, and in order to establish the terms of the Bonds of Series X, hereby further covenants and agrees to and with the Trustee and its successors in the trust under the Indenture for the benefit of all those who shall from time to time hold the Bonds of Series X as follows:

          The Company does hereby ratify and confirm its Mortgage and Pledge to the Trustee of all property described in the Indenture and does hereby by these presents grant, bargain, sell, warrant, alien, remise, release, convey, confirm, assign, mortgage, pledge and set over unto the Trustee, and to its successors and assigns forever, the following described property acquired by the Company and not heretofore specifically described under the Indenture:

                       LANDS IN WESTON COUNTY, WYOMING


Tract 1

     The Northwest Quarter of Section 14, Township 46 North, Range 63 West, containing 160 acres, more or less.

Tract 2

     The West Half of the Southwest Quarter of Section 14, North Half of the Southeast Quarter of Section 15 and all land east of railroad in the Northeast Quarter of the Southwest Quarter of Section 15, Township 46 North, Range 63 West, containing 180 acres, more or less.

                   LANDS IN PENNINGTON COUNTY, SOUTH DAKOTA

Tract 1

     North 200 feet (Lot 1) of Tract D in West Half of the Southwest Quarter of
     Section 17, Township 1 North, Range 8 East, Black Hills Meridian.

Tract 2

     That portion of Lot 23 of Section 30, Township 15 North, Range 5 East, Black Hills Meridian, lying south of the ROW in tract A of Reder Placer.

Tract 3

     Tract One of the Krebs Subdivision in the Northwest Quarter of the Southeast Quarter of Section 34 and Lots F, G and H in the Southeast Quarter of the Southwest Quarter of the Northeast Quarter of Section 34, Township 2 North, Range 7 East, Black Hills Meridian, containing 10.169 acres, more or less.

Tract 4

     The South 180 feet of Lot 3 of the BHP addition in the Northwest Quarter of the Southeast Quarter of Section 34, Township 2 North, Range 7 East, Black Hills Meridian, in the City of Rapid City.

Tract 5

     Lots 1 and 2 of the BHP addition in the City of Rapid City.

                   LAND IN FALL RIVER COUNTY, SOUTH DAKOTA

     Lots 11 and 12 of Block 1 of the Original Town of Edgemont.

                      LAND IN BUTTE COUNTY, SOUTH DAKOTA

     Lot 13 of Block 18 of the Original Town of Belle Fourche.

                      LAND IN MEADE COUNTY, SOUTH DAKOTA

     Lot 17 of Block 14 of the Original Town of Sturgis.

                    LANDS IN LAWRENCE COUNTY, SOUTH DAKOTA
Tract 1


     A portion of Mineral Surveys 400 and 1521. Beginning at Corner No. 1 of the Springville Lode, M.S.1521, identical with Corner No. 3 of the Robert Calvin Lode, M.S.1521, for Corner No. 1 of said Tract, thence running South 14 degrees 39' East to Corner No. 2 about 60 feet; thence North 75 degrees 21' East about 150 feet to Corner No. 3; thence North 14 degrees 39' West about 110 feet to Corner No. 4; thence South 75 degrees 21' West about
     156.2 feet to Corner No. 5 on Line 2-3 of the Robert Calvin Lode; thence South 21 degrees 45' East about 50.4 feet to the place of beginning.

Tract 2

     Tracts A, B and C of Subdivision of Mineral Surveys 400, 1050, 1305, 1521 and 1522 in Section 4, Township 4 North, Range 3 East, Black Hills Meridian.

          TOGETHER with all contracts, agreements, rights and understandings, whether now owned or hereafter acquired for the purchase or exchange of electric energy or for the making of connections for exchange of energy or service, including, but not limited to:

 Power Sales Agreement Between Pacific Power & Light Company and Black Hills Power and Light Company, dated as of December 31, 1983 providing for the purchase by the Company of electric power and energy for a term commencing January 1, 1984 and terminating December 31, 2023;

          TOGETHER with, all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to said property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to said property, and every part and parcel thereof;

          TOGETHER with all buildings, structures and improvements erected or constructed on any of the above described tracts of land;

          TOGETHER with all property real, personal and mixed situated upon, connected with, used in connection with, or in any wise appertaining to any of the property described in the Indenture or in this Supplemental Indenture, presently owned by the Company (other than Excepted Property as defined in the Indenture), and including all rights of way, easements, licenses, permits, and privileges in connection with or pertaining to all of such property, whether existing by reason of express or implied, written or oral, evidences of ownership, rights, agreements or understandings;

          TOGETHER with all electric generating plants and electric transmission and distribution systems now owned by the Company, and any additions to or extensions of any such electric generating plants and electric transmission and distribution systems, together with all engines, dynamos, motors, generators, boilers, turbines, pole lines, poles, wires, cross-arms, insulators, transformers, meters, buildings, erections, structures, stations, substations, powerhouses, power producing and power transmitting equipment, water, water rights, waterwheels, headworks, race-ways, hydraulic works, hydro-electric plants, cables, conduits, tools, instruments, apparatus, appliances, machinery, facilities, fixtures and all other property used or provided for use in the construction, repair, maintenance or operation thereof (other than Excepted Property as defined in the Indenture), and together also with all the rights, privileges, franchises, easements, licenses, ordinances, rights of way, liberties, immunities and permits of the Company howsoever conferred, or acquired with respect to the construction, maintenance, repair or operation of said electric generating plants and electric transmission or distribution systems, and each of them, and any additions thereto and extension thereof (EXCEPT, and not including the Project and Project Site, and all improvements and appurtenances thereto as defined in and all of which are released from the lien of the Indenture by the provisions of Article One of the Eighteenth Supplemental Indenture, dated as of May 1, 1976);

        TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

        IN TRUST, NEVERTHELESS, for the same purposes and upon the same trusts, terms and conditions, and subject to and with the same provisions and covenants as are set forth in the Indenture (as amended by this Supplemental Indenture) with the same effect in all respects as if the property and rights herein described and herein conveyed to the Trustee had, at the time of the execution and delivery of the Original Indenture, been owned by the Company and had been specifically and at length described in and conveyed to the Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

                                 ARTICLE ONE
                          Bonds of Series X, 8.375%

        SECTION 1.01. There is hereby created a series of Bonds, known as and entitled "First Mortgage Bonds, Series X, 8.375%, due October 1, 1998", and the form thereof shall be as provided in this Supplemental Indenture.

        The aggregate principal amount of Bonds of Series X which may be authenticated and delivered and outstanding under the Indenture and this Supplemental Indenture shall be limited in aggregate principal amount to $6,000,000, except as provided under Section 2.12 of the Indenture. The Bonds of Series X shall bear interest at the rate of 8.375% per annum until the principal thereof becomes due and payable and thereafter, if default be made in the payment of such principal, at the rate of 9.375% per annum until the principal thereof shall be paid, and shall mature October 1, 1998.

           The Bonds of Series X shall be registered Bonds without coupons of the denominations of $1,000 and any multiples of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. The date of commencement of the first interest period for the Bonds of Series X shall be the date of initial authentication and delivery thereof. The Bonds of Series X shall be dated as provided in Section 2.05 of the Indenture, and shall be numbered, from XRX1 consecutively upwards. All Bonds of Series X shall bear interest from their respective dates, such interest to be payable semi-annually on the first day of April and October in each year. The first interest payment shall be due October 1, 1986 and shall include interest from the date of initial authentication and delivery thereof. The principal of, premium, if any, and interest on the Bonds of Series X shall be payable at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. The Bonds of Series X shall be subject to redemption as provided in Sections 1.03 and 1.04 and Article Two of this Supplemental Indenture.

           The Trustee is hereby appointed Registrar in respect of the Bonds of Series X, and the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, is hereby designated as the office or agency of the Company in said Borough where notices or demands in respect of Bonds of Series X may be served.

           The definitive Bonds of Series X shall be issued in such printed form as approved by the Trustee. Subject to the foregoing provisions of this Section and to the provisions of Section 2.11 of the Indenture, all definitive Bonds of Series X shall, upon surrender thereof to the Trustee at its principal office, be exchangeable for other Bonds of the same series, in registered form and in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds of Series X without coupons, whenever the same shall be required for any such exchange.

        SECTION 1.02. The text of the Bonds of Series X, and the certificate of authentication of the Trustee to be executed thereon, are to be substantially in the following forms, respectively:

                          (FORM OF BOND OF SERIES X)

No. XRX .....                                                  $..............

                           BLACK HILLS CORPORATION
          FIRST MORTGAGE BOND, SERIES X, 8.375%, DUE OCTOBER 1, 1998

        BLACK HILLS CORPORATION (hereinafter called the "Company"), a corporation organized and existing under the laws of the State of South Dakota,
for value received, hereby promises to pay to                           , or
registered assigns, on the 1st day of October, 1998, at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York,
              Dollars, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof, at the rate of
8.375 per cent, per annum (computed on the basis of a 360-day year of 12 thirty-day months), payable at said principal office of the Trustee in like coin or currency semi-annually on April 1 and October 1 in each year until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of 9.375 per cent, per annum until the principal hereof shall be paid. The first interest payment shall be due October 1, 1986 and shall include interest from the date of initial authentication and delivery thereof.

        This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds", issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, an Indenture of Mortgage and Deed of Trust dated as of September 1, 1941 executed by the Company to Central Hanover Bank and Trust Company (subsequently known as The Hanover Bank and herein, with its successor by merger, Manufacturers Hanover Trust Company, called the "Trustee"), as

Trustee, as supplemented and amended by Supplemental Indentures dated as of July 15, 1945, January 15, 1948, January 15, 1949, March 1, 1950, March 1,
1952, July 1, 1956, May 1, 1957, May 1, 1959, April 1, 1960, August 1, 1960,
June 1, 1961, October 1, 1962, May 1, 1963, June 1, 1969, June 15, 1974, August
1, 1974, July 15, 1975, May 1, 1976, February 15, 1977, April 1, 1977, June 1,
1977, July 14, 1982 and September 1, 1986 and Subordination Agreements dated December 29, 1950 and September 19, 1955 (said original Indenture as so supplemented and amended being hereinafter collectively called the "Indenture"), to which Indenture and all further instruments supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and the coupons appurtenant to coupon Bonds and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.


         To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent or affirmative vote of at least sixty-six and two-thirds per cent, in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-thirds per cent, in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and coupons appurtenant to coupon Bonds, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which would postpone the date fixed herein or in the coupons or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or reduce the principal of, or the rate of interest payable on, the Bonds, or reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

        As provided in the Indenture, said Bonds are issuable in series which may vary as in the indenture provided or permitted. This Bond is one of a series of Bonds entitled "First Mortgage Bonds, Series X, 8.375%" due October 1, 1998.

        The Bonds of this Series are subject to redemption, in whole or in part, at the option of the Company on (but not before) October 1, 1994 or at any time thereafter, upon at least thirty (30) days' and not more than fifty
(50) days' notice mailed to all registered owners of Bonds of this Series to be redeemed, at their addresses as the same shall appear on the Bond register of the Company, all subject to the conditions and as more fully provided in the Indenture, upon payment of the applicable percentage of the principal amount thereof set forth below:


       If Redeemed During 12
       Month Period Beginning
             October 1           Percentage
       ----------------------    ----------
                1994              102.284
                1995              101.523
                1996              100.761
                1997              100.000


together, in each case, with accrued interest to the redemption date.

        The Bonds of Series X are subject to redemption, pursuant to the terms of the mandatory sinking fund provided in the Indenture, on October 1, 1990 and on each October 1 thereafter, at 100% of the principal amount thereof plus accrued interest to the redemption date in the following respective principal amounts:


                    October 1 of       Principal       October 1 of   Principal
                      the Year           Amount          the Year       Amount
                    ------------       ---------       ------------   ---------
                        1990             $665,000           1994       $665,000
                        1991              665,000           1995        665,000
                        1992              665,000           1996        665,000
                        1993              665,000           1997        665,000


        The Bonds of this Series X are further subject to redemption in whole or in part by application of monies deposited with the Trustee in certain cases for the release of properties from the lien of the Indenture, all subject to the conditions and as more fully set forth in the Indenture, at any time upon notice at 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date.

        The particular Bonds of Series X to be redeemed from time to time shall be selected by the Trustee in the amount of $1,000 or a multiple thereof and as nearly as practicable pro rata according to the respective principal amounts of such Bonds.

        If this Bond or any portion thereof ($1,000 or a multiple) shall be duly called for redemption as provided in the Indenture, this Bond or such portion thereof shall (unless the Company shall default in the payment of the redemption price) cease to bear interest from and after the date fixed for redemption.

        Upon any partial redemption of this Bond, this Bond may, at the option of the registered holder hereof, be either (a) surrendered to the Trustee in exchange for one or more new Bonds of this Series for the principal amount of the unredeemed portion of this Bond or (b) submitted to the Trustee for notation hereon by the Trustee of the payment of the portion of the principal hereof so called for redemption.

        If an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

        This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at said principal corporate trust office of the Trustee, upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new Bond or Bonds, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

        First Mortgage Bonds, Series X, 8.375%, due October 1, 1998, are issuable as fully registered Bonds without coupons of the denominations of $1,000 and any multiple of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. Bonds of said series upon surrender thereof to the Trustee at this principal corporate trust office in the Borough of Manhattan, The City of New York, are exchangeable for other Bonds of the same series in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holders surrendering the same.

        The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, as more fully provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.


        This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee, under the Indenture.

        IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

 Dated,

                                                     BLACK HILLS CORPORATION,

                                                     By ----------------------
                                                             President
ATTEST:


- -----------------------
     Secretary

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)


        This is one of the Bonds, of the series designated therein, described in the within mentioned Indenture.

                                                  MANUFACTURERS HANOVER
                                                   TRUST COMPANY, As Trustee,


                                                  By ------------------------
                                                        Authorized Officer

        SECTION 1.03. The Bonds of Series X shall be redeemable (except as otherwise provided in the last paragraph of this Section 1.03 or in Section
2.02 of this Supplemental Indenture) at the option of the Company, at any time and from time to time, in whole or in part, in the manner and upon the notice provided in Article Ten of the Indenture, at the redemption prices, and subject to the conditions, set forth in the form of Bond of Series X provided in
Section 1.02 of this Supplemental Indenture, together, in each case, with accrued interest to the redemption date.

        Any monies applied to the redemption of Bonds of Series X pursuant to the provisions of Section 8.08(b) of the Indenture shall be so applied at a redemption price equal to 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date.

        SECTION 1.04. Notwithstanding the provisions of Section 10.03 of the Indenture, in case of the redemption at any time of less than all the outstanding Bonds of Series X, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Bonds of Series X not previously called for redemption as nearly as practicable pro rata according to the respective principal amounts of such Bonds, provided that the portions of the principal of Bonds of Series X at any time so selected for redemption in part shall be equal to $1,000 or a multiple thereof.

                                 ARTICLE TWO
                      SINKING FUND FOR BONDS OF SERIES X

        SECTION 2.01. As a sinking fund for the retirement of Bonds of Series X, so long as any of the Bonds of said series shall be outstanding, the Company will deposit with the Trustee on September 30, 1990 and annually thereafter on each September 30 to and including September 30, 1997 (each such date being herein sometimes referred to as a "Series X Sinking Fund Payment Date"), cash in an amount sufficient for the redemption of $665,000 aggregate principal amount of Bonds of Series X on the next ensuing October 1 at a redemption price of 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date, and thereupon the Trustee shall apply such cash to the redemption of said aggregate principal amount of the Bonds of said series on said next ensuing October 1. Any redemption of less than all of the Bonds of Series X shall not relieve the Company of its obligation to redeem Bonds of Series X in accordance with the requirements of this Section 2.01.

        SECTION 2.02. Whenever the Trustee shall be required to redeem Bonds pursuant to the provisions of Section 2.01 of this Supplemental Indenture, the Trustee shall, on or before the 45th day prior to the Series X Sinking Fund Payment Date, proceed to select for redemption, from the Bonds of said series, in the manner provided in Section 1.04 of this Supplemental Indenture, the aggregate principal amount of Bonds of said series required by the provisions of said Section 2.01 to be redeemed by application of the cash to be paid to the Trustee on said Series X Sinking Fund Payment Date, and for and on behalf of the Company and in the name of the Company, the Trustee shall give notice, as required by the provisions of Article Ten of the Indenture, of the redemption for the Series X Sinking Fund of the Bonds so selected. Subject to the provisions of this Article, the redemption of such Bonds shall be effected in the manner and upon the terms provided in Section 10.03 of the Indenture at the sinking fund redemption price of 100% of the principal amount thereof, together, in each case, with accrued interest to the redemption date.


                                ARTICLE THREE
                           MISCELLANEOUS PROVISIONS

        SECTION 3.01. The Company covenants that so long as any bonds of Series X shall remain outstanding it will comply with the covenants contained in Sections 9.06, 9.15, 9.16, 9.20 and 9.22 of the Indenture.

        SECTION 3.02. Prior to the authentication and delivery of the Bonds of Series X, the Company shall redeem the $5,790,000 of Series P Bonds. The aggregate principal amount of Bonds which, immediately after the authentication and delivery of the Bonds of Series X to be issued under this Supplemental Indenture, will be outstanding under the provisions of, and secured by, the Indenture, as amended by this Supplemental Indenture, will be $31,182,000, consisting of the Bonds of Series H through Series O and Series R through Series W hereinbefore set forth in the second recital of this Supplemental Indenture and $6,000,000 aggregate principal amount of Bonds of Series X hereby created.

        SECTION 3.03. The Company, by the execution hereof, acknowledges that a true copy of this Supplemental Indenture has been delivered to and received by it.

        SECTION 3.04. Except as amended by this Supplemental Indenture, all the provisions, terms and conditions of the Indenture shall continue in full force and effect.

        SECTION 3.05. This Supplemental Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.

        IN WITNESS WHEREOF, BLACK HILLS CORPORATION, party hereto of the first part, has caused this Supplemental Indenture to be executed on its behalf by its Chairman of the Board or its President or one of its Vice Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or an Assistant Secretary, and MANUFACTURERS HANOVER TRUST COMPANY, party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                                  BLACK HILLS CORPORATION,
[Corporate Seal]
                                                  By   GEORGE T. LOCKE
                                                     ------------------------
                                                Senior Vice President-Finance
ATTEST:

        DAVID E. MORRILL
- -------------------------------
Assistant Secretary.

Signed, sealed and delivered by
 BLACK HILLS CORPORATION in the
 presence of:

   BONITA A. EDWARDS
- -------------------------------

     JODI HANSON
- -------------------------------
                                                MANUFACTURERS HANOVER
                                                 TRUST COMPANY,
 [Corporate Seal]
                                                By    E. F. COCKINGS
                                                  ----------------------
                                                Assistant Vice President
ATTEST:

    P. FERRERI
- -------------------------------
  Assistant Secretary.

Signed, sealed and delivered by
 MANUFACTURERS HANOVER TRUST COMPANY in the presence of:

     T. C. KNIGHT
- -------------------------------

    J. T. BALDUCCI
- -------------------------------

STATE OF SOUTH DAKOTA
COUNTY OF PENNINGTON          SS:


        On this 17th day of September, 1986 before me, Connie J. Dulany, the undersigned officer, personally appeared George T. Locke, to me personally known, who acknowledged himself to be, and being by me duly sworn, did say that he is Senior Vice President--Finance of BLACK HILLS CORPORATION, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Senior Vice President--Finance and sealed in behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said George T. Locke acknowledged the same as the free act and deed of said corporation.

       IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]
                                                     CONNIE J. DULANY
                                           -----------------------------------
                                                       Notary Public
                                           My commission expires July 13, 1994

STATE OF NEW YORK
COUNTY OF NEW YORK    SS:

        On this 18th day of September, 1986 before me, Kathy A. Murphy, the undersigned officer, personally appeared E. F. Cockings, to me personally known, who acknowledged himself to be, and being by me duly sworn, did say that he is Assistant Vice President of MANUFACTURERS HANOVER TRUST COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Vice President, and sealed in behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said E. F. Cockings acknowledged the same as the free act and deed of said corporation.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]
                                                  KATHY A. MURPHY
                                       ------------------------------------
                                                   Notary Public
                                                  Kathy A. Murphy
                                         Notary Public, State of New York
                                                  No. 60-482 5140
                                          Qualified in Westchester County
                                       Certificate filed in New York County
                                         Commission expires July 31, 1988.

        Counterparts of the foregoing Twenty Third Supplemental Indenture were recorded or filed as follows:
South Dakota Secretary of State:
  Counterpart No. 1 recorded 9/22/86 at 4:00 P.M. in Volume 28, Page 8 Counterpart No. 2 filed 9/22/86 at 10:25 A.M., Document No. 346852
Nebraska Secretary of State:
  Counterpart No. 3 filed 9/22/86 at 3:08 P.M., Document No. 355082
Montana Secretary of State:
  Counterpart No. 4 filed 9/22/86 at 10:39 A.M., Filing No. 236638
Wyoming Secretary of State:
  Counterpart No. 5 filed 9/22/86 at 9:00 A.M., File No. 14831
Dawes County, Nebraska:
  Counterpart No. 6 recorded 9/19/86 at 2:00 P.M. in Book 102,
  Page 1-20 Docket No. 22
  Counterpart No. 7 filed 9/19/86 at 2:00 P.M., File No. 1002
Scotts Bluff County, Nebraska:
  Counterpart No. 8 recorded 9/19/86 at 3:45 P.M. in General Index for Mortgages Book 262, Page 556, Document No. 3950
  Counterpart No. 9 recorded 9/19/86 at 3:45 P.M. in Book 1 of Financing Statements, Page 984
Sioux County, Nebraska:
  Counterpart No. 10 recorded 9/19/86 at 1:40 P.M. in Book 45 of Mortgages, Page 285-305
  Counterpart No. 11 filed 9/19/86 at 1:45 P.M., Filing No. 6062
Carter County, Montana:
  Counterpart No. 12 recorded 9/19/86 at 2:30 P.M. in Book 28 of
  Mortgages on Pages 1-21, Docket No. 159556
  Counterpart No. 13 filed 9/19/86 at 2:30 P.M., File No. 159557 and 4524 Powder River County, Montana:
  Counterpart No. 14 recorded 9/19/86 at 2:20 P.M., Book 36MF of Mortgages, Page 647, Docket No. 113122
  Counterpart No. 15 filed 9/19/86 at 2:20 P.M., File No. 113121
Campbell County, Wyoming:
  Counterpart No. 16 recorded 9/19/86 at 3:50 P.M. in Book 906 of Photos,
  Page 229-249, Docket No. 588104
  Counterpart No. 17 filed 9/19/86 at 1:22 P.M., File No. 4128961
Crook County, Wyoming:
  Counterpart No. 18 recorded 9/19/86 at 1:10 P.M. in Book 252 of Photos,
  Page 777, Docket No. 454725
  Counterpart No. 19 filed 9/19/86 at 1:10 P.M., File No. 21918
Weston County, Wyoming:
  Counterpart No. 20 recorded 9/19/86 at 2:30 P.M., Book 153 of Photos,
  Page 654-674, Docket No. 526160
  Counterpart No. 21 filed 9/19/86 at 2:30 P.M., File No. 038336 and 526161